SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

CORRPRO COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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World Headquarters
1090 Enterprise Drive
Medina, OH 44256
Tel: 330/723-5082 • Fax: 330/723-0694
http://www.corrpro.com

July 29, 2004

Dear Corrpro Shareholders:

      We invite you to attend Corrpro’s annual shareholders’ meeting to be held on Thursday, August 26, 2004, at the Holiday Inn Select, 15471 Royalton Road, Strongsville, Ohio 44136, beginning at 10:00 a.m., eastern daylight saving time. All shareholders of record of Corrpro’s common shares, no par value (the “Common Shares”), and Series B Cumulative Redeemable Voting Preferred Stock, no par value (the “Series B Preferred Stock”), as of July 15, 2004 are entitled to vote at the meeting.

      The proposals to be acted upon at the meeting are the following:

•	the election of directors; and

•	the approval of the 2004 Long-Term Incentive Plan of Corrpro Companies, Inc.

      I hope you will carefully read the information regarding these proposals, which is included in the accompanying Proxy Statement, and vote your shares for each proposal. It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your vote is important and your prompt consideration is greatly appreciated.

Sincerely,

Joseph P. Lahey
President and
Chief Executive Officer

World Headquarters
1090 Enterprise Drive
Medina, OH 44256
Tel: 330/723-5082 • Fax: 330/723-0694
http://www.corrpro.com

CORRPRO COMPANIES, INC.

Notice of Annual Shareholders’ Meeting

To be held August 26, 2004

To the Shareholders of

  Corrpro Companies, Inc.:

      We will hold the annual shareholders’ meeting of Corrpro Companies, Inc. at the Holiday Inn Select, 15471 Royalton Road, Strongsville, Ohio 44136, on Thursday, August 26, 2004, at 10:00 a.m., eastern daylight saving time1.

      The meeting’s purposes are:

1.	To elect four (4) directors to serve until the 2005 annual shareholders’ meeting and until their successors are duly elected and qualified;

2.	To approve the 2004 Long-Term Incentive Plan of Corrpro Companies, Inc. (the “2004 Plan”); and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      We are submitting the 2004 Plan for shareholder approval under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and the rules of the American Stock Exchange (the “AMEX”). Shareholder approval under the Code is necessary for us to deduct certain payments made under the 2004 Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the 2004 Plan is approved by our shareholders, awards made under the 2004 Plan will not count towards this $1 million limitation. The AMEX rules generally require shareholder approval with respect to the establishment of a stock option plan pursuant to which options or stock may be acquired by officers, directors, employees, or consultants. We are also submitting the 2004 Plan for shareholder approval so that we can grant stock options under the 2004 Plan that qualify as incentive stock options under the Code. Finally, by approving the 2004 Plan, you will also approve previous grants of stock options to our directors, executive officers and employees under the 2004 Plan and automatic grants of stock options to our non-employee directors in the future.

1Although Corrpro held a special meeting of shareholders during our most recently completed fiscal year, we did not hold an annual meeting of shareholders during such year. The August 26, 2004 Annual Meeting is intended to be a combined shareholders’ meeting for both fiscal 2003 and 2004.

      The Board of Directors has fixed the close of business on July 15, 2004 (the “Record Date”) as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual shareholders’ meeting or any adjournment(s) or postponement(s) thereof. Only shareholders of record of our common shares, no par value (the “Common Shares”), and shares of our Series B Cumulative Redeemable Voting Preferred Stock, no par value (the “Series B Preferred Stock”), at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting or any adjournment(s) or postponement(s) thereof. A complete list of the shareholders entitled to vote at the meeting will be available for examination at the meeting by any shareholder for any proper purpose related to the meeting.

      We have enclosed our fiscal 2004 annual report, which includes our financial statements, and our proxy statement with this notice of annual meeting. All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to be present, you are requested to vote by completing, signing, dating and promptly returning the enclosed proxy. We have enclosed a postage prepaid return envelope. You may also choose to vote by Internet or telephone if your proxy card includes instructions on Internet or telephone voting. Your proxy is being solicited on behalf of Corrpro’s Board of Directors.

John D. Moran
Secretary

July 29, 2004

Please Vote — Your Vote is Important

CORRPRO COMPANIES, INC.

PROXY STATEMENT

General Information

Annual Shareholders’ Meeting

       This Proxy Statement is being provided to you in connection with the solicitation of proxies to be voted at Corrpro Companies, Inc.’s annual shareholders’ meeting (the “Annual Meeting”)1. The Annual Meeting will be held at 10:00 a.m., eastern daylight saving time, on August 26, 2004 at the Holiday Inn Select, 15471 Royalton Road, Strongsville, Ohio 44136.

Record Date and Voting

       Shareholders of record as of the close of business on July 15, 2004 (the “Record Date”) are entitled to vote at the meeting. On the Record Date, 8,450,442 shares of Common Shares were issued and outstanding and 13,000 shares of the Series B Preferred Stock were issued and outstanding. Each share of Common Shares is entitled to one vote. Each share of Series B Preferred Stock is entitled to vote together with the holders of Common Shares as a single class. All of the outstanding shares of Series B Preferred Stock in the aggregate have the right to vote fifty-one percent (51%) of the voting power of the Common Shares of Corrpro. The holders of a majority of the voting power of the outstanding shares of Common Shares and Series B Preferred Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting.

Agenda

       The purposes of the meeting are:

1.	To elect four (4) directors to serve until the 2005 annual shareholders’ meeting and until their successors are duly elected and qualified;

2.	To approve the 2004 Long-Term Incentive Plan of Corrpro Companies, Inc. (the “2004 Plan”); and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

      We are submitting the 2004 Plan for shareholder approval under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and the rules of the American Stock Exchange (“AMEX”). Shareholder approval under the Code is necessary for us to deduct certain payments made under the 2004 Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation

1Although Corrpro held a special meeting of shareholders during our most recently completed fiscal year, we did not hold an annual meeting of shareholders during such year. The August 26, 2004 Annual Meeting is intended to be a combined shareholders’ meeting for both fiscal 2003 and 2004.

paid to certain executive officers. However, if the 2004 Plan is approved by our shareholders, awards made under the 2004 Plan will not count towards this $1 million limitation. The AMEX rules generally require shareholder approval with respect to the establishment of a stock option plan pursuant to which options or stock may be acquired by officers, directors, employees, or consultants. We are also submitting the 2004 Plan for shareholder approval so that we can grant stock options under the 2004 Plan that qualify as incentive stock options under the Code. Finally, by approving the 2004 Plan, you will also approve previous grants of stock options to our directors, executive officers and employees under the 2004 Plan and automatic grants of stock options to our non-employee directors in the future.

Proxies

       We will follow your voting instructions on the proxy card that you return. If no instructions are given, we will vote signed proxies FOR the Board’s nominees and to approve the 2004 Plan. The proxy holders will use their discretion on other matters. If a nominee is unable to serve or for good cause will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By

       Corrpro is soliciting this proxy on behalf of the Corrpro Board of Directors. In addition to the use of the mails, Corrpro’s officers, directors and Corrpro’s other regular employees, without additional compensation, may solicit proxies by telephone, facsimile, email or other lawful means. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Shares and Corrpro will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by Corrpro.

First Mailing Date

       This proxy statement is being first mailed to shareholders on or about July 30, 2004.

Revoking Your Proxy

       You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under “Voting Procedures/ Revoking Your Proxy” at the end of this proxy statement.

Dissenters Rights of Appraisal

       Holders of Common Shares do not have dissenters rights of appraisal in connection with any of the proposals set forth herein.

Fiscal Year

       Our fiscal year is the 12-month period beginning April 1 and ending March 31. Unless otherwise noted, we are presenting information for our fiscal year that ended March 31, 2004. Fiscal 2004 means our most recently completed fiscal year, which ended March 31, 2004. Fiscal 2005 means our current fiscal year, which will end March 31, 2005.

Change in Control of Company During Fiscal 2004

       On March 30, 2004, Corrpro completed a refinancing and recapitalization pursuant to which CorrPro Investments, LLC (“CPI”), an affiliate of Wingate Partners III, L.P. (“Wingate”), purchased 13,000 shares of Series B Preferred Stock and a warrant with a nominal exercise price to acquire 12,113,744 shares of Common Shares for an aggregate cash consideration of $13.0 million.

      As of March 30, 2004, CPI beneficially owned approximately 58.9% of our Common Shares, assuming the exercise of its warrant, and 100% of the Series B Preferred Stock. The Series B Preferred Stock has the right to vote fifty-one percent (51%) of the voting power of the Common Shares of Corrpro and to elect a majority of Corrpro’s Board of Directors. The issuance of the Series B Preferred Stock, therefore, caused CPI to acquire control of Corrpro on March 30, 2004.

Table of Contents

General Information	1

Change in Control of Company During Fiscal 2004	3

Proposal One: Election of Directors	4

Proposal Two: Approval of 2004 Long-Term Incentive Plan	9

Board Information	20

Board Compensation	22

Compensation Committee Report on Executive Compensation	24

Company Stock Performance	27

Executive Compensation and Other Information	28

Section 16(a) Beneficial Ownership Reporting Compliance	32

Securities Ownership of Certain Beneficial Owners and Management	32

Compensation Committee Interlocks and Insider Participation	35

Certain Relationships and Related Transactions	35

Code of Conduct and Code of Ethics	36

Audit Committee Report	36

Independent Auditors	37

Voting Procedures/ Revoking Your Proxy	37

Policy Regarding Shareholder Communications with the Board of Directors	38

Submission of Shareholder Proposals	39

Other Business	39

Proposal One: Election of Directors

Board Structure

       The number of directors on the Board is set at nine. The nine members currently serving as directors are James A. Johnson; Jay I. Applebaum; Jason H. Reed; C. Richard Lynham; Harry W. Millis; Neal R. Restivo; Joseph W. Rog; Dr. Warren F. Rogers and Joseph P. Lahey. The current term of office of each director expires at this 2004 Annual Meeting. Messrs. Lynham, Millis, Restivo and Rog, and Dr. Rogers are not standing for re-election as directors.

      The Code of Regulations states that, except as otherwise provided in the Articles of Incorporation (the “Articles”), the directors shall be elected at the annual meeting of shareholders. The Articles state that for so long as there remains outstanding 5,200 shares of Series B Preferred Stock, the holders of the Series B Preferred Stock, voting separately as a class, shall have the exclusive right to elect a majority of the full Board of Directors (the “Preferred Stock Directors”). Because 13,000 shares of Series B Preferred Stock are currently outstanding, CorrPro Investments, LLC (“CPI”), as the holder of all issued and outstanding shares of Series B Preferred Stock, has the right to elect five (5) of the nine (9) members of the Board of Directors. CPI has informed Corrpro that it intends to elect Messrs. Johnson, Applebaum and Reed, and Mr. Emilio T. Peña to serve as Preferred Stock

Directors on the date of the Annual Meeting and intends to leave the one (1) remaining Preferred Stock Director seat vacant at this time.

      In connection with the March 30, 2004 refinancing and recapitalization transaction, American Capital Strategies, Ltd. (“ACAS”) and CPI entered into a voting agreement pursuant to which CPI agreed that CPI would vote its Corrpro equity securities in favor of any action reasonably requested by ACAS to effect the election of ACAS’s designee to the Board. ACAS has notified Corrpro and CPI of its designation of Jeffrey N. MacDowell to serve as a member of the Board.

      In addition, the terms of the employment agreement between Corrpro and Joseph P. Lahey provide for Mr. Lahey to be nominated as a director of Corrpro for so long as he serves as Corrpro’s Chief Executive Officer.

Board Nominees For Terms Expiring at the 2005 Annual Meeting

       Four (4) directors, constituting the director positions not designated as Preferred Stock Directors, are to be elected at the Annual Meeting. The Board has nominated and urges you to vote FOR Mr. Seelbach, Mr. Springel, Mr. Lahey and Mr. MacDowell as directors for a one-year term expiring at the 2005 annual shareholders’ meeting and until their respective successors are elected and qualified. Mr. Lahey is currently a director of Corrpro. In the event any nominee shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace that nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board will occur except for the vacant Preferred Stock Director seat discussed above.

Joseph P. Lahey

      Mr. Lahey has been a director and Corrpro’s President and Chief Executive Officer since May 2004. Prior to joining Corrpro, Mr. Lahey served as Chairman, President and Chief Executive Officer of Pluris Capital Advisors, Inc., a private investment firm, from 2002 to April 2004. From 1996 until 2002, Mr. Lahey was President and Chief Executive Officer of Furmanite Worldwide, Inc., a specialty technical services firm delivering a broad portfolio of engineering solutions to the energy and power supply chain markets for the maintenance of offshore and land-based drilling operations, pipelines, refineries and power generation facilities. Mr. Lahey previously held senior executive positions with leading firms that serve other major markets in which Corrpro is active, including six years experience as President and Chief Executive Officer of Barnard and Burk Group, Inc., a supplier of fabrication, engineering construction and maintenance services to the process industry. Mr. Lahey received his Bachelor of Science in Mechanical Engineering and M.B.A. from the University of Pittsburgh. Age 57.

Jeffrey N. MacDowell

      Mr. MacDowell has been a Principal with American Capital Strategies, Ltd., a publicly-traded buyout and mezzanine fund with capital resources exceeding $3 billion, since April 2001. From July 1998 to April 2001, Mr. MacDowell was Vice President — Finance

and Corporate Development of Dynamex Inc., a publicly-traded provider of same-day delivery and logistics services with $250 million in revenues. Mr. MacDowell currently serves on the board of directors of three privately held companies. Mr. MacDowell graduated magna cum laude from Southern Methodist University with a Bachelor of Science in Mechanical Engineering. Age 39.

William R. Seelbach

      Mr. Seelbach is currently the President and Chief Executive Officer of the Ohio Aerospace Institute (“OAI”), a non-profit organization whose mission is to assist Ohio’s aerospace industry through collaborative research, education and training. Prior to joining OAI in 2003, Mr. Seelbach was the President of Brush Engineered Materials, Inc. (“BEM”), a $500 million New York Stock Exchange (“NYSE”) company focused on high performance engineered materials. At BEM, Mr. Seelbach had direct responsibility for its beryllium and beryllium alloy businesses, including BEM’s mining and refinery operations, its copper beryllium alloy businesses and all of BEM’s international operations. Mr. Seelbach held senior executive positions within BEM since 1998. From 1986 to 1998, Mr. Seelbach was the Chairman and Chief Executive Officer of Inverness Partners, a limited liability company whose purpose was to acquire Midwestern manufacturing companies. Mr. Seelbach is a member of the Board of Directors of OMNOVA Solutions, Inc., a $750 million NYSE company that is a major innovator of decorative and functional surfaces, emulsion polymers and specialty chemicals. Mr. Seelbach is also a director of several privately held manufacturing companies. He holds an M.B.A. from the Stanford Graduate School of Business and a Bachelor of Science degree in Electrical Engineering and Operations Research from Yale University. Age 56.

Stanford Springel

      Mr. Springel is a Managing Director at Alvarez & Marsal Holdings, LLC, a global professional services firm that specializes in leading troubled companies through the turnaround, restructuring, and bankruptcy processes. Prior to joining Alvarez & Marsal in January 2003, Mr. Springel provided similar services as an independent contractor to companies experiencing financial difficulties. In the past five years, Mr. Springel has worked with a variety of companies and industries, generally in the role of Chief Executive Officer or Chief Restructuring Officer, including SLI Holdings International LLC, a manufacturer and supplier of lighting systems; Cannondale Corporation, a leading manufacturer of high-end bicycles; U.S. Aggregates, Inc., an integrated construction materials business with aggregate, asphalt and ready-mixed concrete operations; and Omega Environmental, Inc., a provider of construction, maintenance, and environmental services to gasoline stations. Mr. Springel is a member of the board of directors of two privately held companies, SLI Holdings International LLC and Pinebrook Capital. Mr. Springel received his Bachelor of Arts degree from Dickinson College. Age 57.

The Board Recommends that you vote “FOR” each of these nominees.

Preferred Stock Directors

       The biographies of the three (3) members of the Board currently serving as, and to be elected by CPI to continue as, Preferred Stock Directors for terms expiring at the 2005 annual meeting, and the biography of Mr. Peña, to be elected by CPI as a Preferred Stock Director for a term expiring at the 2005 annual meeting, are set forth below:

Jay I. Applebaum

      Mr. Applebaum has been a director of Corrpro since March 2004. Mr. Applebaum is a Principal of various Wingate entities, including the indirect general partner of each of Wingate Partners II, L.P. and Wingate Partners III, L.P. Mr. Applebaum joined Wingate in 1989. Prior to joining Wingate, Mr. Applebaum participated in the formation of Plexus Financial Services, Inc., a holding company for various printing and service related businesses. Prior to joining Plexus Financial Services, Mr. Applebaum was employed by Salomon Brothers Inc where he served with the firm’s Merger and Acquisition Group in New York. Mr. Applebaum has previously served as a director of other privately held Wingate portfolio companies. Mr. Applebaum received his B.B.A. from the University of Texas at Austin. Age 42.

James A. Johnson

      Mr. Johnson has been Chairman of Corrpro’s Board of Directors since March 2004. Mr. Johnson is a Principal of various Wingate entities, including the indirect general partner of each of Wingate Partners II, L.P. and Wingate Partners III, L.P. Mr. Johnson joined Wingate in 1990. From 1980 to 1990, Mr. Johnson was a Principal with Booz-Allen & Hamilton, an international management consulting firm. Mr. Johnson has served as a director of United Stationers Inc., a publicly held wholesale distributor of office products, and Kevco, Inc., a publicly held distributor of building products to the manufactured housing industry, which filed a bankruptcy petition under Chapter 11 of the United States Bankruptcy Code on February 2, 2001. Mr. Johnson currently serves as a director of several other privately held Wingate portfolio companies. Mr. Johnson received his B.S. in Industrial Engineering from Stanford University and his M.B.A. from the Stanford Graduate School of Business. Age 50.

Emilio T. Peña

      Mr. Peña currently serves as President and Chief Executive Officer of both Illumina Energy Group LP (“Illumina”) and Emil T. Peña Interests, Inc. (“EPII”). Illumina is an energy services technology and power marketing company focused on providing energy consulting, aggregation and management, as well as information management and power generation development to the rapidly expanding and changing United States and Mexico markets. EPII is a government affairs company representing clients at the federal, state and local levels as well as in Mexico and Latin America. Mr. Peña previously served in the U.S. Department of Energy from March 2000 to January 2001 as the Deputy Assistant Secretary for the Office of Natural Gas and Petroleum Technology, Office of Fossil Energy. In this position, he was responsible for administering oil and gas programs, including research and development, planning and environmental analysis, and import and export activities. From 1985 to 2000, Mr. Peña headed EPII. Mr. Peña was the Assistant Director, Public Affairs Field Operations at Atlantic Richfield Company from 1981 to 1985. Mr. Peña also served in various public affairs positions at the Miller Brewing Company and LoVaca Gathering Company. Mr. Peña’s professional affiliations and civic activities include U.S., Mexico Chamber of Commerce board, NARUC/DOE Energy Market Access Partnership board, Texas Mid-Continent Oil and Gas Association, and Latin American Management Association board.

Mr. Peña holds an M.A. in Environmental Management from the University of Texas, San Antonio, Texas, and a Bachelor of Arts in Political Science, History and Sociology from Texas A&I University, Kingsville, Texas. Age 49.

Jason H. Reed

      Mr. Reed has been a director of Corrpro since March 2004. Mr. Reed is a Principal of various Wingate entities, including the indirect general partner of each of Wingate Partners II, L.P. and Wingate Partners III, L.P. Mr. Reed joined Wingate in 1998. Prior to joining Wingate, Mr. Reed was a Case Leader at Boston Consulting Group, an international management consulting firm. Over the course of his six-year career in consulting, Mr. Reed worked on numerous projects in the area of corporate strategy and operational improvement. Mr. Reed serves as a director for two privately held Wingate portfolio companies. Mr. Reed received his B.S. in Economics and Finance from Oklahoma State University, his M.S. in Finance from the London School of Economics, and his M.B.A. from the Harvard Business School. Age 36.

Directors with Terms Expiring at the 2004 Annual Meeting

       The following directors have terms that will expire at the Annual Meeting and will not be standing for re-election:

C. Richard Lynham

      Mr. Lynham has been a director of Corrpro since June 1992. Since 1992, Mr. Lynham has been the owner and Chief Executive Officer of Harbor Castings, Inc., an investment-casting foundry holding company. From 1984 to 1992, he was Group Vice President, Industrial Ceramics, for Ferro Corporation, a Fortune 500 manufacturer of specialty industrial products. Mr. Lynham is a director of Western Reserve Bancorp, Inc., a bank holding company. He received his Bachelor of Mechanical Engineering from Cornell University and his M.B.A. from Harvard University. Age 62.

Harry W. Millis, CFA

      Mr. Millis has been a director of Corrpro since February 2002. In May of this year, Mr. Millis joined Clear Perspective Group, an investor relations consulting firm, as a Managing Director and Senior Research Officer. Mr. Millis was previously a Managing Director of SM Berger & Company, Inc., an investor relations consulting firm, from January 1999 until October 2003 when he chose to retire. From April 1991 to January 1999, he was Managing Director for Fundamental Research, Inc., an investment research corporation. Mr. Millis began his financial career at National City Bank, was a general partner in the brokerage firm of Prescott, Ball & Turben, where he also served as Partner in Charge of Institutional Research, and then joined McDonald & Co. as a general partner in 1979. Age 67.

Warren F. Rogers

      Dr. Rogers has been a director of Corrpro since July 1996. Dr. Rogers has been President of Warren Rogers Associates, Inc., a Newport, Rhode Island firm which provides underground storage tank management and consulting services, including mathematical and statistical modeling, since 1979. Dr. Rogers also served as a Vice President of the Center for Naval Analysis in Alexandria, Virginia from 1982 to 1989. He earned a Ph.D. in statistics from Stanford University and has an M.S. in Operations Research from the U.S. Naval Post-Graduate School. Age 74.

Neal R. Restivo

      Mr. Restivo has been a director since January 2001. Mr. Restivo served as Vice President of Operations and Finance and Chief Financial Officer of Weatherchem Corporation, a provider of dispensing and packaging products, from October 2001 to June 2004. From February 2001 until September 2001, Mr. Restivo was Vice President, Chief Financial Officer, Secretary and Treasurer at Grand Eagle, Inc., a motor, transformer and power system repair services company. From October 1995 to January 2001, Mr. Restivo was employed as Corrpro’s Chief Financial Officer, Secretary and Treasurer. He was also elected Senior Vice President in October 1995 and became an Executive Vice President of Corrpro in March 1998. Mr. Restivo graduated from Miami University, Ohio with the degree of Bachelor of Science, Accountancy. He is currently serving as a consultant. Age 44.

Joseph W. Rog

      Mr. Rog has been a director since our formation in 1984. Mr. Rog was Corrpro’s Chief Executive Officer from 1984 until May 2004, Chairman of the Board from June 1993 to March 2004 and President from June 1995 until May 2004. Mr. Rog also was Corrpro’s President between January 1984 and June 1993. Mr. Rog has over 40 years of industry experience in various technical and management capacities, and particularly in corrosion analysis and the design and implementation of corrosion control systems. He graduated from Kent State University with a Bachelor of Science degree in Geology, and also has completed the Graduate School of Business course at Stanford University. Age 64.

Proposal Two:

Approval of 2004 Long-Term Incentive Plan of Corrpro Companies, Inc.

       Upon recommendation of the Compensation Committee of the Board of Directors of Corrpro, the Board of Directors of Corrpro has adopted, subject to shareholder approval, the 2004 Plan. It is the judgment of the Board of Directors of Corrpro that the 2004 Plan is in the best interest of Corrpro and its shareholders. The Board is recommending that you ratify and adopt the 2004 Plan.

      The principal provisions of the 2004 Plan are summarized below. The summary, however, is not complete and is qualified in its entirety by the terms of the 2004 Plan. A copy of the 2004 Plan is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

Description of the 2004 Plan

Purpose of the Plan

      The 2004 Plan is intended to enable Corrpro to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees, key consultants, and non-employee directors. The 2004 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be paid in cash or stock. The 2004 Plan is expected to provide flexibility to Corrpro’s compensation methods in order to adapt the compensation of key employees to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.

Effective Date and Expiration

      The 2004 Plan became effective on June 10, 2004, subject to and conditioned upon shareholder approval of the 2004 Plan, and will terminate on June 10, 2014. No award may be made under the 2004 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization

      Subject to certain adjustments, the number of Common Shares that may be issued pursuant to awards under the 2004 Plan is 4,542,654 shares, which shall be reduced by the Compensation Committee from time to time, to the extent necessary, by the total number of Common Shares issued after March 30, 2004, or then currently issuable, upon the exercise of options or rights granted to directors, officers, employees, or consultants of Corrpro under any other existing or future option plans of Corrpro. Shares are counted only to the extent they are actually issued. If shares are issued and reacquired by Corrpro, such shares are available for reissuance under the 2004 Plan. Shares tendered in payment of the purchase price of an award or to satisfy tax withholding obligations or shares covered by an award that is settled in cash, are available for regranting under the 2004 Plan.

      A maximum of 500,000 shares may be granted in any one year in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock based awards to any one participant.

Administration

      The 2004 Plan will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Currently, the Compensation Committee is comprised of three independent Directors. The Compensation Committee may delegate its duties to a subcommittee or to one or more officers of Corrpro as provided in the 2004 Plan. The Compensation Committee will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the 2004 Plan, establish and revise rules and regulations relating to the 2004 Plan and make any other determinations that it believes necessary for the administration of the 2004 Plan.

Eligibility

      Employees of Corrpro or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services to Corrpro, and non-employee directors are eligible to participate in the 2004 Plan. As of March 31, 2004, Corrpro had 869 employees, nine (9) directors, and fewer than ten (10) consultants who would be eligible under the 2004 Plan.

Stock Options

      The Compensation Committee may grant either incentive stock options qualifying under Section 422 of the Code, or non-qualified stock options. Recipients of stock options may pay the option exercise price in (i) cash, check, bank draft or money order payable to the order of Corrpro, (ii) by delivering to Corrpro Common Shares already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from Corrpro within six months prior to the exercise date, (iii) by delivering to Corrpro or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to Corrpro, to sell certain of the Common Shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to Corrpro the amount of sale or loan proceeds necessary to pay the purchase price, and (iv) by any other form of valid consideration that is acceptable to the Compensation Committee in its sole discretion.

      Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. Options are not transferable other than by will or the laws of descent and distribution, except that the Compensation Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: one or more members of the immediate family of the participant; a trust for the benefit of one or more members of the immediate family of the participant; a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and one or more family trusts; or a foundation in which the participant controls the management of the assets.

Stock Appreciation Rights

      Stock appreciation rights (“SARs”) may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a Common Share on the date of exercise over the fair market value of a Common Share on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Compensation Committee will determine the terms of each SAR at the time of the grant. Any SAR may not be granted at less than the fair market value of a Common Share on the date the SAR is granted and cannot have a term of longer than ten (10) years. Distributions to the recipient may be made in Common Shares, in cash or in a combination of both as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

      Restricted stock consists of shares that are transferred or sold by Corrpro to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive Common Shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Compensation Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Compensation Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Subject to minimum vesting periods discussed below, restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with Corrpro, the passage of time or other restrictions or conditions.

Performance Awards

      The Compensation Committee may grant performance awards payable in cash or Common Shares at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. Subject to minimum vesting periods discussed below, the Compensation Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. Subject to Compensation Committee discretion, a performance award will terminate for all purposes if the participant is not continuously employed by Corrpro at all times during the applicable performance period.

Other Awards

      The Compensation Committee may grant other forms of awards payable in cash or Common Shares if the Compensation Committee determines that such other form of award is consistent with the purpose and restrictions of the 2004 Plan. The terms and conditions of such other form of award shall be specified by the grant, subject to minimum vesting periods discussed below. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

      The Compensation Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional Common Shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or Common Shares.

Performance Goals

      Awards of restricted stock, restricted stock units, performance awards and other awards (whether relating to cash or Common Shares) under the 2004 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Common Shares; return on net assets, equity or shareholders’ equity; market share; or total return to shareholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of Corrpro as a whole or any business unit of Corrpro and may be measured in absolute terms, relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in Corrpro’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with Corrpro’s financial statements, under generally accepted accounting principles, or under a methodology established by the Compensation Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of Corrpro’s Annual Report on Form 10-K. However, the Compensation Committee may not in any event increase the amount of compensation payable pursuant to an award to an individual upon the attainment of a performance goal.

Non-Employee Directors

      Each non-employee director is eligible for an award of a non-qualified stock option for 10,000 Common Shares immediately upon becoming a non-employee director. On September 30th of each calendar year, each non-employee director is also eligible for an award of a non-qualified stock option for 7,500 Common Shares if the non-employee director was not first elected to serve on the Board of Directors of Corrpro within the 12 months immediately preceding such date and is serving as a non-employee director on such date and the date immediately following such date. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the 2004 Plan.

Adjustments Upon Changes in Capitalization

      The number of Common Shares subject to an award may be adjusted by the Compensation Committee, in the manner it deems equitable, in the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, split-off, combination, subdivision, repurchase or exchange of the Common Shares or other securities, issuance of warrants or other rights to purchase Common Shares or other similar corporate transaction or event (excluding the issuance of Common Shares upon the exercise of warrants existing as of June 10, 2004) affects the Common Shares such that the Compensation Committee determines that an adjustment is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan.

Amendment or Discontinuance of the Plan

      The Board of Directors of Corrpro may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2004 Plan; provided, however, that (i) no amendment that requires shareholder approval in order for the 2004 Plan and any awards under the 2004 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, shall be effective unless such amendment is approved by the requisite vote of Corrpro’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of Corrpro regarding amendment or discontinuance of the 2004 Plan may adversely affect any rights of any participants or obligations of Corrpro to any participants with respect to any outstanding award under the 2004 Plan without the consent of the affected participant.

Plan Benefits

      On July 8, 2004, awards were made to certain executive officers and other employees of Corrpro, subject to the approval of the 2004 Plan by Corrpro’s shareholders. Other than the awards granted on July 8, 2004 and the automatic grants provided by the 2004 Plan to certain non-employee directors (as described above), future benefits under the 2004 Plan are not currently determinable.

U.S. Federal Income Tax Consequences

      The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the 2004 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code, the Treasury Regulations, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Incentive Stock Options

      A participant does not generally recognize taxable income upon the grant or upon the exercise of an incentive stock option (“ISO”). However, to the extent that the fair market value (determined as of the date of grant) of the Common Shares with respect to which the participant’s ISOs are exercisable for the first time during any calendar year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as non-qualified options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were non-qualified options. Upon the sale of ISO shares, the participant recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the participant has not disposed of the shares within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and Corrpro is not entitled to a federal income tax deduction. The holding period requirements are waived when a participant dies.

      If the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the Federal alternative minimum tax calculation. The Federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

      If a participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the participant recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the participant has held the ISO shares prior to disposition. In the year of disposition, Corrpro receives a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes as a result of the disposition.

Non-qualified Stock Options

      A participant generally does not recognize taxable income upon the grant of a non-qualified stock option (“NSO”). Upon the exercise of such a stock option, the participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the stock option.

      The participant’s tax basis for NSO shares will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of NSO shares, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the NSO shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price Is Paid for in Common Shares

      If a participant pays the exercise price of an option with previously-owned Common Shares and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

      If the use of previously acquired shares to pay the exercise price of an option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock

      A recipient of an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the recipient recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the consideration, if any, paid for the shares.

      A recipient may make an election under Section 83(b) of the Code, within 30 days of the date he or she receives restricted stock, to recognize ordinary income in an amount equal to the fair market value of the restricted stock (less any consideration paid for the shares) on the date of the award. If a recipient does not make an election under Section 83(b) of the Code, then the recipient will recognize as ordinary income any dividends received with respect to shares.

      The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the recipient in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the recipient had filed a timely Section 83(b) election to accelerate recognition of income).

      At the time of sale of such shares, any gain or loss realized by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Stock Appreciation Rights

      Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

      If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

      In general, there will be no federal income tax deduction allowed to Corrpro upon the grant or termination of SARs. However, upon the exercise of a SAR, Corrpro will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards

      In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Corrpro will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.

Federal Tax Withholding

      Any ordinary income realized by a participant upon the exercise of a non-qualified stock option or SAR or upon receipt of restricted stock is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).

      To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for Common Shares, the participant remit to Corrpro an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the Common Shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.

      Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the Common Shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by Corrpro to employees by January 31 of the succeeding year.

Special Withholding Rules for Incentive Options Exercised During the Holding Period

      According to Internal Revenue Service (“IRS”) Notice 2002-47, 2002-28 I.R.B. 97, the IRS’ current position is that it will not (1) assess FICA or FUTA taxes upon the exercise of an incentive option or the disposition of stock acquired by an employee pursuant to the exercise of an incentive option, and (2) will not treat the exercise of an incentive option, or the disposition of stock acquired by an employee pursuant to the exercise of an incentive option, as subject to federal income tax withholding. However, to the extent that a participant recognizes ordinary income due to the sale of Common Shares acquired by the exercise of an incentive option, the participant still must include compensation in income relating to the disposition of Common Shares acquired by the exercise of an incentive option. In addition, we must report on Form W-2 any payment to an employee (or former employee) that is at least $600 in a calendar year, even if the payment is not subject to federal income tax withholding.

Tax Consequences to Corrpro

      To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

      The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either Corrpro’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in Corrpro’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company intends that benefits in the form of stock options, performance awards, stock appreciation rights, performance-based restricted stock and restricted stock units and performance based cash payments under other awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

      If an individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by Corrpro of a compensation deduction.

The Board of Directors recommends a vote “FOR” the approval of the 2004 Plan.

NEW PLAN BENEFITS

      The following table sets forth the option grants that have been awarded and are currently anticipated to be awarded under the 2004 Plan during the term thereof, assuming the 2004 Plan is approved and adopted by Corrpro’s shareholders. Other than the awards granted as set forth below, future benefits under the 2004 Plan are not currently determinable.

			Number of Common
	Weighted Average		Shares Subject
Name and Position	Exercise Price		to Options

Joseph P. Lahey	$2.99		400,000
President and CEO and
Director Nominee

Michael K. Baach	$2.18		273,250
Executive Vice President

George A. Gehring	$2.82		348,250
Executive Vice President

David H. Kroon	$2.91		263,875
Executive Vice President

Barry W. Schadeck	$2.86		308,250
Executive Vice President

Executive Group	$2.91		2,016,875

Non-Executive Director Group	$2.78		434,250

Non-Executive Officer Employee Group	$2.92		579,257

William R. Seelbach, if elected as Director		[1]	10,000

Stanford Springel, if elected as Director		[1]	10,000

Emilio T. Peña		[1]	10,000

[1]	The exercise price will be the fair market value on the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information as of March 31, 2004 with respect to compensation plans under which shares of Common Shares may be issued:

Number of Securities
Remaining Available
	Number of Securities	Weighted Average	for Future Issuance
	to be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(excluding securities
	Options, Warrants	Warrants and	reflected in the first
Plan Category	and Rights	Rights	column)[1]

Equity compensation plans approved by security holders	1,351,611	$3.11	289,127

Equity compensation plans not approved by security holders[2]	—	—	—

Total	1,351,611	$3.11	289,127

[1]	Includes 7,500 Common Shares available for issuance under the 1997 Non-Employee Directors’ Stock Option Plan.

[2]	Does not include Corrpro’s 2001 Non-Employee Directors’ Stock Appreciation Rights Plan which has not been approved by its shareholders. Under this plan, non-employee directors received a one-time grant of vested stock appreciation rights as part of their compensation for serving as directors. The stock appreciation rights entitle each director to be paid in cash, subject to the applicable terms and conditions of the grant, on or after May 17, 2006, the amount of appreciation in fair market value of 10,000 Common Shares between May 17, 2001 and May 17, 2006. Currently, three such non-employee directors hold such stock appreciation rights. Moreover, this does not include shares authorized for payment of bonuses totaling 25,000 of which 22,500 are still available. Further, this does not include Corrpro’s Employee Stock Purchase Plan, which has been suspended, with authorized shares totaling 375,000 of which 300,068 shares are still available.

Board Information

Board Meetings:

       In fiscal 2004, the Board held a total of 15 meetings. Each director attended at least seventy five percent (75%) of the aggregate of the total number of meetings of the Board (held during fiscal 2004 for which such person has been a director) and the total number of meetings held by all committees of the Board on which such person served (during the periods of fiscal 2004 that such person served).

Audit Committee:

       The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibility by reviewing the financial information that will be provided to shareholders and others, the systems of internal financial controls that management and the Board have established, and the audit process. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B. The charter is also available at Corrpro’s website at www.corrpro.com. The Audit Committee reports its activities to the Board on a regular basis. The Audit Committee held eight meetings in fiscal 2004. The current members of the Audit Committee are Mr. Lynham (Chairman), Mr. Restivo, and Dr. Rogers.

      The Board has determined that all of the current Audit Committee members are financially literate under the current AMEX listing standards. However, the Board has not designated a member of the current Audit Committee as an “audit committee financial expert” under the rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 because the current members of the Board serving on the Audit Committee have terms expiring at this Annual Meeting and are not standing for re-election. Subsequent to the Annual Meeting, the Board intends to make a determination as to whether any of the Board members constituting the Audit Committee after the Annual Meeting qualify as an audit committee financial expert.

Compensation Committee:

       The Compensation Committee, which has a subcommittee, reviews and approves the Chief Executive Officer’s (“CEO”) compensation and, upon consultation with the CEO, compensation for the officers of Corrpro and its subsidiaries who report directly to the CEO. It also establishes, amends, and determines awards under executive compensation plans and programs; oversees selection of and meets with outside consultants to review Corrpro’s executive compensation programs as appropriate; and reviews Board responsibilities, recommends the number of directors, and is authorized to nominate directors and committee members. The Compensation Committee, concurrently with its Section 162(m) Subcommittee, acted by written consent in lieu of meetings during fiscal 2004. The current members of the Compensation Committee are Mr. Lynham, Mr. Millis and Dr. Rogers (Chairman).

Independence Requirements:

       Under the listing standards of the “AMEX”, Corrpro is a “controlled company” as such term is defined under the rules of the AMEX. Corrpro is a controlled company because over fifty percent (50%) of the voting power of Corrpro is held by CPI. Controlled companies need not comply with the portions of the AMEX listing standards that require (i) a majority of the board of directors to be comprised of independent directors and (ii) separate nominating and compensation committees comprised solely of independent directors.

      As a controlled company, Corrpro is required to have three (3) directors who qualify as independent under the rules of the AMEX to serve on the audit committee. The Board of Directors has determined that all three members of Corrpro’s audit committee (Mr. Lynham (Chairman), Mr. Restivo, and Dr. Rogers) qualify as independent under the rules of the AMEX, as well as the rules of the SEC.

Director Nomination Process:

       Corrpro does not have a nominating committee and, accordingly, does not have a nominating committee charter. In light of the provisions in the AMEX listing standards excepting “controlled companies” from the requirement for a nominating committee consisting solely of independent directors as discussed above under “Independence Requirements,” the Board has determined that its members as a whole can effectively perform the functions relating to the nomination process. For purposes of this Annual Meeting, the entire Board performed the function of a nominating committee.

      The Chairman of the Board initiated the recruitment process, and presented the candidates to the full Board for its consideration. The Board considered these candidates’ qualifications as outlined more fully below, and determined the slate of directors to be presented to the shareholders for election at the Annual Meeting.

      In assessing the qualifications of candidates for director, the Board considers, in addition to qualifications set forth in Corrpro’s Code of Regulations, each potential nominee’s personal and professional integrity, experience, reputation, skills, ability and willingness to devote the time and effort necessary to being an effective board member, and commitment to acting in the best interest of Corrpro and its shareholders. The Board also considers the need for independent directors to satisfy audit committee requirements under AMEX rules and SEC regulations. The Board’s objective in making nominations to the Board is to select eligible individuals whose qualifications are such that they will contribute to the formulation and implementation of Corrpro’s strategic direction.

      The Board does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. From time to time, the Board may consider, in its discretion, director nominees recommended by shareholders for election at an annual shareholders’ meeting. The Board will only consider written nominations that are received by our corporate secretary within a reasonable amount of time before the date on which we first mailed our proxy materials. The Board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director.

Board Compensation

Retainer and Fees

       During Fiscal 2004, Corrpro paid non-employee directors an annual retainer of $12,000. Corrpro also paid non-employee directors $1,000 ($1,200 for a committee chairperson) for each in-person Board or committee meeting attended and $350 ($550 for a committee chairperson) for each telephonic Board or committee meeting attended. Each of Messrs. Applebaum, Johnson, Reed and Rog currently qualify as non-employee directors for purposes of retainers and fees. However, pursuant to a waiver of compensation letter, Messrs. Applebaum, Johnson and Reed waived and relinquished their rights to any and all claims to receive cash compensation or equity securities for their services as director until the earlier of the last day of their service as a director designated by the holders of the Series B Preferred Stock and the last day of their employment with Wingate and/or its affiliates. Mr. Rog has also waived his right to receive the payment of such annual retainer and attendance fees. If Mr. MacDowell is elected to the Board, he will qualify as a non-employee director for purposes of retainers and fees. Mr. MacDowell, however, will receive the same compensation as Messrs. Applebaum, Johnson and Reed pursuant to the terms of the Note and Equity Purchase Agreement between Corrpro and ACAS. Mr. MacDowell, therefore, if elected, will be deemed to have waived his right to receive the payment of an annual retainer and attendance fees. Corrpro also reimburses all of its directors for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

      Under the 2001 Non-Employee Directors’ Stock Appreciation Rights Plan, which became effective May 17, 2001, a one-time grant of vested stock appreciation rights was made to non-employee directors then serving on the Board at an exercise price of $2.10 per share. The stock appreciation rights entitle each eligible director to be paid in cash, subject to the applicable terms and conditions of the grant, on or after May 17, 2006, the amount of appreciation in the fair market value over the exercise price of 10,000 Corrpro common shares between May 17, 2001 and May 17, 2006.

      During Fiscal 2004, our Board of Directors formed a Special Committee charged by the Board with the review of strategic alternatives available to Corrpro which led to the refinancing and recapitalization that was completed in March 2004. The Special Committee consisted of three directors. Initially, two of its members — Messrs. Restivo (as Chairman) and Millis — were non-employee directors and one of its members — Mr. Baach — was then an employee director. The membership of the Special Committee was subsequently changed by Board action such that all members of the Special Committee should be non-employee directors. Mr. Baach then resigned from the Special Committee and was replaced by Dr. Rogers, a non-employee director. Effective July 15, 2003 through March 31, 2004, non-employee directors on the Special Committee were compensated at a rate of $2,500 per month ($5,000 for the chairperson) in connection with the refinancing and recapitalization. In addition, a one time additional payment of $20,000 was made to Mr. Restivo in recognition of services performed for the Special Committee that were beyond initial expectations.

      Effective upon the close of the 2004 Annual Meeting, the fees for non-employee directors (unless waived) shall be a annual retainer of $20,000 and $1,000 ($1,200 for a committee chairperson) for each in-person Board or committee meeting attended and $350 ($550 for a committee chairperson) for each telephonic Board of committee meeting attended.

Deferred Compensation Plan

       Eligible directors may elect to defer payment of all or any part of their retainer and fees under the Deferred Compensation Plan for Outside Directors. Participating directors elect an investment model which determines the return on their deferred funds. The investment model can include Common Shares. Deferred portions are payable in a lump sum, over a period of five (5) years or over a period of ten (10) years. The director specifies in advance the date on which payments will begin. Payments may be accelerated if the director dies or becomes disabled.

Outside Directors’ Stock Option Plan

       Under the 1997 Non-Employee Directors’ Stock Option Plan, Corrpro automatically grants stock options to purchase 2,500 Common Shares at fair market value on the date a director is first elected and, beginning the next calendar year, on each September 30th on which the individual continues as a non-employee director of Corrpro. Each of Messrs. Applebaum, Johnson, Reed and Rog currently qualify as non-employee directors for purposes of the 1997 Non-Employee Directors’ Stock Option Plan. However, pursuant to a waiver of compensation letter, Messrs. Applebaum, Johnson and Reed waived and relinquished their rights to any and all claims to receive cash compensation or equity securities for their services as director until the earlier of the last day of their service as a director designated by the holders of the Series B Preferred Stock and the last day of their employment with Wingate and/or its affiliates. Mr. Rog has also waived his right to receive options under the 1997 Non-Employee Directors’ Stock Option Plan. If Mr. MacDowell is elected to the Board, he will qualify as a non-employee director for purposes of the 1997 Non-Employee Directors’ Stock Option Plan. Mr. MacDowell, however, will receive the same compensation as Messrs. Applebaum, Johnson and Reed pursuant to the terms of the Note and Equity Purchase Agreement between Corrpro and ACS. Mr. MacDowell, therefore, if elected, will be deemed to have waived his right to receive options under the 1997 Non-Employee Directors’ Stock Option Plan. Upon the adoption of the 2004 Plan, there will be no future grants of stock options under the 1997 Non-Employee Directors’ Stock Option Plan.

      Under the 2004 Long-Term Incentive Plan, upon approval by the shareholders, each non-employee director is eligible for an award of a non-qualified stock option for 10,000 Common Shares immediately upon becoming a non-employee director. On September 30th of each calendar year, each non-employee director is also eligible for an award of a non-qualified stock option for 7,500 Common Shares if the non-employee director was not first elected to serve on the Board of Directors of Corrpro within the twelve (12) months immediately preceding such date and is serving as a non-employee director on such date and the date immediately following such date. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the 2004 Plan.

Compensation Committee Report on Executive Compensation

The Compensation Committee

       Corrpro’s Compensation Committee generally exercises the Board’s powers in administering Corrpro’s executive compensation programs, monitoring corporate performance and its relationship to compensation of executive officers and making appropriate recommendations concerning matters of executive compensation. To make such recommendations, the Compensation Committee considers the compensation practices of comparable companies, competitive trends, individual performance, performance of Corrpro as a whole, and duties and responsibilities of executive officers. This report sets forth the major components of executive compensation and the basis by which fiscal 2004 compensation determinations were made with respect to the executive officers of Corrpro.

Compensation Policy and Objectives

       The goals of Corrpro’s compensation policy are to align executive compensation with Corrpro’s long-term business objectives and performance, to enable Corrpro to attract and retain high-quality executive officers and employees who will contribute to the long-term success of Corrpro and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of Corrpro.

      To achieve Corrpro’s goals, the Compensation Committee has developed the following objectives that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively within prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with stockholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To achieve these objectives, the Compensation Committee has designed a compensation program consisting of base salary, a management incentive plan, long-term incentive plans and other employment benefits.

Base Salary

       Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of Corrpro and the prevailing industry standards for similar executives of domestic industrial companies of similar size. Corrpro’s philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. The Compensation Committee has made no adjustments for the last three fiscal years to the base salaries of the named executive officers. For purposes of this Proxy Statement, Joseph W. Rog, Michael K. Baach, George A. Gehring, Jr., David H. Kroon and Barry W. Schadeck are referred to as the named executive officers of Corrpro.

Management Incentive Plan

       Key employees, including the executive officers, participate in a management incentive plan that awards cash bonuses based on attaining established targeted and maximum plan year operating performance goals for Corrpro as a whole and for individual business units. The bonus payable is equal to the sum of the bonus amount earned upon achievement of the applicable operating goals. The performance goals for Corrpro as a whole are based on total consolidated earnings before taxes and bonus. Business unit thresholds are generally based on business unit earnings after allocated interest charges and before taxes, corporate charges and bonuses of the business unit. Bonuses based on fiscal year 2004 performance for the named executive officers other than the CEO, were $85,500 for Mr. Baach, $82,000 for Mr. Gehring, $85,000 for Mr. Kroon and $75,000 for Mr. Schadeck. These bonuses were awarded on the basis of Corrpro’s overall improved performance in fiscal 2004 compared to prior years, and its significantly exceeding established targeted operating performance goals for fiscal 2004 while also successfully completing a major restructuring of operations and a necessary recapitalization of the company.

Long-term Incentive Plans and Other Employment Benefits

      Long-term Incentive Plans. Corrpro believes that its long-term compensation programs, such as the 1997 Long-Term Incentive Plan and the 2004 Plan described above under “Proposal Two: Approval of 2004 Plan,” should provide employees with an opportunity to increase their ownership and potentially gain financially from Corrpro’s stock price increases. By this approach, the interests of stockholders, executives and employees are closely aligned. Through Corrpro’s long-term incentive plans, executives and employees are eligible to receive awards payable in cash or stock, which may include stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. The Compensation Committee believes the use of such awards as the basis for long-term incentive compensation meets the Compensation Committee’s defined compensation strategy and the team-based operations approach that Corrpro has adopted. The Compensation Committee considers the following factors, among others, when determining awards: individual performance versus assigned objectives; profit contribution; criticality of the individual to the future success of Corrpro; and overall contribution to Corrpro’s success.

      Severance Agreements. To retain highly qualified executive officers, Corrpro from time to time enters into severance agreements with certain of its officers. The determination of whether Corrpro would benefit from a severance agreement with a particular officer is subjective, based upon such officer’s experience and value to Corrpro. A discussion of Employment and Change in Control Agreements is contained below under “Employment and Change in Control Agreements.”

      Other Benefits. Corrpro’s philosophy is to provide adequate retirement, health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

2004 Compensation for the Chief Executive Officer

      For fiscal 2004, Mr. Rog was paid an annual base salary of $285,000, received a bonus of $100,000 and was awarded a stock option to acquire 45,000 Common Shares at an exercise price of $1.52 per share. Mr. Rog’s total compensation was based upon the

Compensation Committee’s review of his performance relative to his individual goals as well as Corrpro’s ability to attain established targeted and maximum plan year operating performance goal thresholds. Performance goal thresholds are based on total consolidated earnings before taxes and bonus. Mr. Rog’s bonus was awarded on the basis of Corrpro’s overall improved performance in fiscal 2004 compared to prior years, and significantly exceeding established targeted operating performance goals for fiscal 2004 while successfully completing a major restructuring of operations and a necessary recapitalization of the company.

Respectfully submitted,

Compensation Committee:
C. Richard Lynham
Harry W. Millis
Warren F. Rogers, Chairman

Company Stock Performance

       The graph below compares the cumulative total shareholders return from investing $100 on March 31, 1999 in Corrpro Common Shares, the S&P 500 Index, and an index of peer companies. The graph assumes that all dividends, if any, were reinvested. The peer companies offer a broad range of engineering, environmental and cost construction services. They include Exponent, Inc., and Michael Baker Corp.

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

MARCH 31, 1999 TO MARCH 31, 2004

Executive Compensation and Other Information

Summary of Compensation

       The following table sets forth the annual and long-term compensation paid or accrued for the benefit of our named executive officers for services rendered to Corrpro during fiscal years 2004, 2003, and 2002.

Summary Compensation Table

						Long Term
		Annual Compensation				Compensation

					Other	Securities
Name and Principal	Fiscal				Annual	Underlying	All Other
Position	Year	Salary	Bonus		Compensation	Options	Compensation[1]

Joseph W. Rog	2004	$285,000	$100,000	[3]	$—	45,000	—
Chairman of the Board,	2003	285,000	—		—	—	877
Chief Executive Officer	2002	285,000	—		—	206,250	8,418
and President[2]

Michael K. Baach	2004	180,000	85,500	[3]	—	18,750	—
Executive Vice President,	2003	180,000	—		—	—	554
Sales	2002	180,000	—		—	56,250 [4]	6,628

George A. Gehring, Jr.	2004	172,000	82,000	[3]	—	15,600	—
Executive Vice President,	2003	172,000	—		—	—	530
Operations	2002	172,000	17,355	[5]	—	131,250	6,881

David H. Kroon	2004	170,000	85,000	[3]	—	18,750	—
Executive Vice President,	2003	170,000	—		—	—	523
Engineering	2002	170,000	—		—	46,875 [4]	6,016

Barry W. Schadeck	2004	180,000	75,000	[3]	—	—	—
Executive Vice President,	2003	180,000	—		—	—	—
Manufacturing and	2002	180,000	—		—	91,250 [4]	—
President of Corrpro Canada, Inc.

[1]	Amounts represent matching contributions under Corrpro’s 401(k) retirement savings plan.

[2]	Effective, March 30, 2004, Mr. Rog resigned as Chairman of the Board, but remains a member of the Board with a term expiring at this Annual Meeting. Effective May 3, 2004, Mr. Rog resigned as Chief Executive Officer and President of Corrpro.

[3]	Amount represents bonus earned pursuant to Corrpro’s Management Incentive Plan for fiscal 2004.

[4]	These options were granted in June 2001 pursuant to Corrpro’s stock option surrender program in an amount equal to the same number of options surrendered under the program. The new options are subject to the terms of the applicable option agreement and the provisions of the Corrpro 1997 Long-Term Incentive Plan. Each of the options vest in equal annual increments on the first, second and third anniversaries of the grant date.

[5]	Amount represents bonus earned pursuant to Corrpro’s Management Incentive Plan for fiscal 2002.

Option Grants in Last Fiscal Year

       The following table provides information regarding the grant of stock options to each of the named executive officers in fiscal 2004.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise		for Option Term[2]
	Option(s)	Employees in	Price
Name	Granted[1]	Fiscal 2004	per Share	Expiration Date	5%	10%

Joseph W. Rog	45,000	41.8%	$1.52	11/19/2013	$43,016	$109,011

Michael K. Baach	18,750	17.3	1.52	11/19/2013	17,924	45,422

George A. Gehring, Jr.	15,600	14.4	1.52	11/19/2013	14,912	37,791

David H. Kroon	18,750	17.3	1.52	11/19/2013	17,924	45,422

Barry W. Schadeck	n/a	n/a	n/a	n/a	n/a	n/a

[1]	The new options are subject to the terms of the applicable option agreements and the provisions of the Corrpro 1997 Long-Term Incentive Plan. Each of the options shown in the table above vest in equal annual increments on the first, second and third anniversaries of the grant date.

[2]	The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the Common Shares over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC. The ultimate value of the options depends on actual future prices of the Common Shares. Market conditions and other factors can influence those future values, and the amounts shown above are not intended by Corrpro to forecast possible appreciation of the price of the shares of Common Shares.

Aggregated Option Exercises in Fiscal 2004

And March 31, 2004 Option Values

       The following table provides information regarding the exercise of options by each of the named executive officers during fiscal 2004 and the number of unexercised stock options held at March 31, 2004 by each of the named executive officers.

			Number of Securities		Value of Unexercised
			Underlying Options		In-the-Money Options
	Shares		at March 31, 2004		at March 31, 2004
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable[1]	Unexercisable

Joseph W. Rog	None	N/A	234,250	45,000	$0	0

Michael K. Baach	None	N/A	83,250	18,750	8,800	0

George A. Gehring, Jr.	None	N/A	158,250	15,600	8,800	0

David H. Kroon	None	N/A	73,875	18,750	8,800	0

Barry W. Schadeck	None	N/A	118,250	0	8,800	0

[1]	Includes certain options that terminated effective June 28, 2004 in connection with the refinancing and recapitalization of Corrpro. The number of options that so terminated with respect to each named executive officer was as to Mr. Rog (234,250), Mr. Baach (73,250), Mr. Gehring (148,250) Mr. Kroon (63,875), and Mr. Schadeck (108,250).

Employment and Change in Control Agreements

      Until May 3, 2004, Mr. Rog served as Corrpro’s Chief Executive Officer and President. Mr. Rog was employed under an employment agreement, as amended, dated November 2, 2000. In connection with Corrpro’s March 2004 refinancing and recapitalization and the termination of Mr. Rog’s Change in Control Agreement, Mr. Rog’s November 2000 employment agreement was replaced with an employment agreement effective as of March 30, 2004. In accordance with its provisions, the March 2004 employment agreement was terminated, subject to certain provisions which survived termination, in May 2004.

      The applicable employment agreements provided for the payment of Mr. Rog’s base salary and such other compensation as determined by the Board of Directors from time to time. Other compensation included bonuses, stock options and incentive compensation.

      The agreements provided that Mr. Rog may not compete with Corrpro during the term of the agreements and for as long as Mr. Rog receives retirement income payments from Corrpro. Mr. Rog had earned the right to receive retirement income with a lifetime survivor benefit to his spouse in an amount equal to 50% of his base salary (commencing on the first day of the month following the termination of the severance payments described below) provided that certain conditions are satisfied. In accordance with an employment agreement between Corrpro and Mr. Rog dated March 30, 2004, Mr. Rog resigned as President and Chief Executive Officer, effective May 3, 2004.

      Mr. Rog became entitled to severance as consideration for his execution of an Agreement and General Release in connection with his resignation. Corrpro is obligated to pay two years of severance at the rate of Mr. Rog’s base salary and auto allowance in effect at the time of his resignation, plus a payment equal to one full year’s participation in Corrpro’s annual bonus plan for Fiscal 2004 at the 100% level. Mr. Rog received a bonus of $100,000 for Fiscal 2004. Mr. Rog is eligible to earn and be paid  1/12 year’s participation in Corrpro’s annual bonus plan in effect during Fiscal 2005, to be paid within the time period prescribed by such plan. For purposes of the Fiscal 2005 annual bonus plan, Mr. Rog shall be eligible for  1/12 of his fiscal 2005 target bonus, which target bonus the parties agreed, shall be $100,000. Mr. Rog and his spouse are entitled to continue any medical or other insurance coverage in effect at the time of resignation for a period of twenty-four months, subject to the terms of the applicable Corrpro sponsored plan.

      In November 2000, Corrpro and each of Messrs. Baach, Gehring and Kroon have signed employment agreements, under which each serves as an Executive Vice President. Each of these agreements are effective through March 31, 2006 and provide for the payment of base salaries, subject to annual adjustment, severance payments approximately equal to two years’ salary plus benefits in the event of termination without cause, medical and other insurance coverage, disability benefits and participation in Corrpro’s annual bonus plan. Mr. Schadeck’s services are provided through one of Corrpro’s Canadian subsidiaries. This subsidiary has engaged Mr. Schadeck under a management services agreement which provides for base level compensation and bonuses based on performance. The agreements with the named executive officers generally restrict the officers from competing for two years following termination.

      Mr. Lahey became Corrpro’s Chief Executive Officer and President on May 3, 2004. Mr. Lahey is employed under an employment agreement having an initial term through April 30, 2006. Under this agreement, Mr. Lahey serves as Corrpro’s Chief Executive Officer and President as well as a director of Corrpro. The agreement provides for Mr. Lahey to be nominated as a Corrpro director for so long as he serves as Corrpro’s Chief Executive Officer.

      Mr. Lahey’s employment agreement provides for his base salary, vacation, participation in Corrpro’s annual incentive bonus plan with a target payout of 50% of his base salary, automobile allowance, temporary living allowance, reimbursement of certain travel expenses, participation in Corrpro sponsored employee benefit and executive benefit plans, and participation in other welfare and fringe benefit plans. Mr. Lahey is entitled to a grant of stock options (as described below) and such other compensation as determined by the Board of Directors from time to time. Mr. Lahey’s base salary is subject to annual review.

      Pursuant to the terms of Mr. Lahey’s employment agreement and subject to approval of Corrpro’s shareholders, Corrpro issued to Mr. Lahey an option to purchase 200,000 shares of Common Shares with an exercise price equal to $1.99 and an option to purchase 200,000 shares of Common Shares with an exercise price equal to $3.98.

      Mr. Lahey may not compete with Corrpro during the term of the agreement and for as long as Mr. Lahey receives severance payments from Corrpro. Corrpro may terminate Mr. Lahey’s employment for good cause (as defined in the agreement), in which case Corrpro will pay Mr. Lahey his base salary earned through termination and auto allowance, if any, with no further obligation to him except as required by law.

      Corrpro may have to pay severance to Mr. Lahey if specified events occur. These events include termination of his employment at a time when Corrpro is in breach of its obligations under the agreement or termination of the agreement by Corrpro without good cause. In such cases, if termination occurs on or before April 30, 2005, Corrpro must pay one year of severance at the rate of his base salary and auto allowance, if any, in effect at the time of termination. If termination occurs on or after May 1, 2005, Corrpro must pay two years of severance at the rate of Mr. Lahey’s base salary and auto allowance, if any, in effect at the time of termination. In either case, Mr. Lahey also would be entitled to continue any medical or other insurance coverage in effect at the time of termination for a period of twelve months, if termination occurs on or before April 30, 2005, or for a period of twenty-four months, if termination occurs on or after May 1, 2005.

      In November 2000, Corrpro entered into Change of Control Agreements with a number of executive officers, including Messrs. Rog, Baach, Gehring, Kroon and Schadeck in order to retain these individuals in the event of a change in control. Such change in control agreements obligated Corrpro to make aggregate payments in excess of $2.5 million to these individuals in the event of a change in control. Effective October 23, 2003, Corrpro and the named executive officers, who were represented by independent counsel, negotiated and executed Amendment and Termination Agreements with respect to the change in control agreements. Pursuant to the Amendment and Termination Agreements, the executives forfeited all rights to payment under the Change in Control Agreements upon the satisfaction of certain closing conditions in connection with the refinancing and recapitalization of the company.

      Pursuant to the terms of the Amendment and Termination Agreements:

•	the employment agreements of each of these executives were extended from March 31, 2005 to March 31, 2006;

•	Corrpro reserved an amount of Common Shares for issuance upon exercise of existing and future stock options that may be granted to employees, officers and directors from time to time, but which, in the aggregate, shall not exceed the amount as provided in the 2004 Plan.

•	each of these executives were issued new options to purchase 200,000 shares of Corrpro’s Common Shares within 180 days of closing, March 30, 2004, 100,000 of which shall have an exercise price of $1.99 and 100,000 of which shall have an exercise price of $3.98; and

•	each of these executives will receive a $50,000 cash bonus within 180 days of March 30, 2004, if employed at such time (or if previously terminated without good cause).

Section 16(a) Beneficial Ownership Reporting Compliance

       Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon information provided by those persons, all SEC stock ownership reports required to be filed by those reporting persons with respect to 2004 were timely made.

Securities Ownership of Certain Beneficial Owners and Management

Directors and Named Executive Officers

      The following table presents information known to Corrpro about the beneficial ownership of the Common Shares as of July 15, 2004, unless otherwise indicated, by (i) each of the named executive officers of Corrpro; (ii) each director and nominee for director of Corrpro; and (iii) all of the directors and executive officers as of July 15, 2004 as a group.

      The number and percentage of shares of the Common Shares beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Shares for which a person has sole or shared voting power or investment power and also any shares of Common Shares underlying options, warrants or convertible securities that are exercisable or convertible by that person within 60 days of July 15, 2004.

      Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person. Percentage of beneficial ownership is based on 8,450,442 shares of Common Shares outstanding on July 15, 2004.

	Amount and Nature of	Percent of Common Shares
Name of Beneficial Owner	Beneficial Ownership	Beneficially Owned[1]

Jay I. Applebaum[2]	12,113,744	58.9%

Michael K. Baach[3]	174,894	2.1

George A Gehring, Jr.[4]	143,794	1.7

James A. Johnson[2]	12,113,744	58.9

David H. Kroon[5]	306,201	3.6

C. Richard Lynham[6]	10,000	*

Harry W. Millis	49,850	*

Jason H. Reed[2]	12,113,744	58.9

Neal R. Restivo[7]	116,750	1.4

Joseph W. Rog[8]	510,495	5.9

Warren F. Rogers[9]	22,125	*

Barry W. Schadeck[10]	101,250	1.2

Joseph P. Lahey	—

Emilio T. Peña	—

William R. Seelbach	—

Stanford Springel	—

Jeffrey N. MacDowell	—

All directors and executive officers as a group (15 persons)[11]	13,602,136	63.9

*	Less than one percent (1%).

[1]	An individual’s percentage of Common Shares beneficially owned is not equal to such individual’s percentage of total voting power because the beneficial ownership calculation does not include the voting power of the shares of Series B Preferred Stock and includes shares that may be acquired within 60 days of July 15, 2004, through the exercise of stock options. As of July 15, 2004, 100% of the Series B Preferred Stock issued on March 30, 2004 was outstanding. Therefore, under the terms of the Articles, the holders of the Series B Preferred Stock have the right, voting with the holders of the Common Shares as a single class, to cast a number of votes equal to approximately 51% of the total voting power of Corrpro.

[2]	CPI is the record holder of a warrant to purchase up to 12,113,744 shares of Common Shares of Corrpro. Wingate Affiliates III, L.P. (“Affiliates”) and Wingate Partners III, L.P. (“WPIII”) are members of CPI. Wingate Management Company III, L.P.(“WMC”) is the general partner of WPIII. Wingate Management Limited III, LLC (“WML”) is the general partner of Affiliates and WMC. Messrs. Applebaum, Decker, Johnson and Reed are Principals and Managers of WML. Messrs. Applebaum, Johnson and Reed also serve as directors of Corrpro. Each of WPIII, WMC, WML, Affiliates and Messrs. Applebaum, Decker, Johnson and Mr. Reed may be deemed to be the indirect beneficial owner of the shares of Common Shares that may be acquired by CPI upon exercise of the warrant. Each such person expressly disclaims any such beneficial ownership. Pursuant to the Amended and Restated Limited Liability Company Agreement of CPI, (i) Affiliates, in its capacity as a member of CPI, may acquire direct beneficial ownership of 392,135 of such shares within 60 days of July 15, 2004 and (ii) WPIII, in its capacity as a member of CPI, may acquire direct beneficial ownership of 9,337,967 of such shares within 60 days of July 15, 2004. See “Change in Control of Company During Fiscal 2004” and the Form 3 and Form 13D jointly filed by CPI, WPIII, WMC, WML, Affiliates, Jay I. Applebaum, Michael B. Decker, James A. Johnson and Jason H. Reed on April 9, 2004.

[3]	Includes 66,250 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[4]	Includes 141,250 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[5]	Includes 56,875 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[6]	Includes 5,625 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[7]	Includes 110,000 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[8]	Includes 206,250 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[9]	Includes 1,875 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[10]	Includes 101,250 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options.

[11]	Includes an aggregate of 722,458 shares of Common Shares that may be acquired within 60 days of July 15, 2004 through the exercise of stock options and 12,113,744 shares, without duplication, issuable upon exercise of a warrant.

Beneficial Owners of 5% or More

      The following table sets forth information regarding the number and percentage of shares of Common Shares and Series B Preferred Stock held by all persons and entities who are known by Corrpro to beneficially own 5% or more of Corrpro’s outstanding Common Shares or Series B Preferred Stock. The information regarding beneficial ownership of Common Shares and Series B Preferred Stock by the entities identified below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon Corrpro’s calculations made in reliance upon the number of shares of Common Shares and Series B Preferred Stock reported to be beneficially owned by such entity in such report and 8,450,442 shares of Common Shares and 13,000 shares of Series B Preferred Stock outstanding on July 15, 2004.

			Shares of	Percentage
		Percentage of	Series B	of Series B
	Shares of	Common	Preferred	Preferred
	Common Shares	Shares	Stock	Stock
	Beneficially	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned[1]	Owned	Owned

CorrPro Investments, LLC[1,2]	12,113,744	58.9%	13,000	100%

American Capital Strategies, Ltd.[3]	3,936,967	31.8	—	—

Delta Partners LLC[4]	696,800	8.2	—	—

JB Capital Partners L.P.[5]	541,200	6.4	—	—

Prudential Financial, Inc.[6]	610,074	6.8	—	—

[1]	An individual’s percentage of Common Shares beneficially owned is not equal to such individual’s percentage of total voting power because the beneficial ownership calculation does not include the voting power of the shares of Series B Preferred Stock and includes shares that may be acquired within 60 days of July 15, 2004, through the exercise of stock options. As of July 15, 2004, 100% of the Series B Preferred Stock issued on March 30, 2004 was outstanding. Therefore, under the terms of the Articles, the holders of the Series B Preferred Stock have the right, voting with the holders of the Common Shares as a single class, to cast a number of votes equal to approximately 51% of the total voting power of Corrpro.

[2]	The address of the principal offices of CorrPro Investments, LLC is 750 North St. Paul Street, Suite 1200, Dallas, Texas 75201. Based solely upon information contained in a Schedule 13D jointly filed by CPI, WPIII, WMC, WML, Affiliates, Jay I. Applebaum, Michael B. Decker, James A. Johnson and Jason H. Reed on April 9, 2004, consists solely of warrants held of record by CPI which are exercisable for 12,113,744 shares of Common Shares. Affiliates and WPIII are members of CPI. WMC is the general partner of WPIII. WML is the general partner of WMC and Affiliates. Each of Messrs. Applebaum, Decker, Johnson and Reed is a Principal and Manager of WML. Messrs. Applebaum, Johnson and Reed serve as directors of Corrpro. Each of WPIII, WMC, WML, Affiliates and Messrs. Applebaum, Decker, Johnson and Mr. Reed may be deemed to be the indirect beneficial owner of the shares of Common Shares that may be acquired by CPI upon exercise of the warrant. Each such person expressly disclaims any such beneficial ownership. Pursuant to the Amended and Restated Limited Liability Company Agreement of CPI, (i) Affiliates, in its capacity as a member of CPI, may acquire direct beneficial ownership of 392,135 of such shares within 60 days of July 15, 2004 and (ii) WPIII, in its capacity as a member of CPI, may acquire direct beneficial ownership of 9,337,967 of such shares within 60 days of July 15, 2004. Each of CPI, WPIII, WMC and WML may be deemed to have sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 12,113,744 shares of Common Shares that may be acquired by CPI upon exercise of the warrant. Affiliates may be deemed to have sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 392,135 shares of Common Shares that may be acquired by Affiliates pursuant to the LLC Agreement. Each of Messrs. Applebaum, Decker, Johnson and Reed may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 12,113,744 shares of Common Stock that may be acquired by CPI upon exercise of the warrant.

[3]	The address of the principal offices of American Capital Strategies, Ltd. is 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814. Based solely upon information contained in a Schedule 13D filed by American Capital Strategies, Ltd., on April 9, 2004, consists solely of warrants which are exercisable for 3,936,967 shares of Common Shares.

[4]	The address of the principal offices of Delta Partners LLC is One Financial Center, Suite 1600, Boston, Massachusetts 02111 (business) One International Place, Suite 2401, Boston, Massachusetts 02110 (mailing). Based solely upon information contained in an Amendment to Schedule 13G jointly filed by Delta Partners LLC, Prism Offshore Fund Ltd., Charles Jobson and Christopher Argyople on February 12, 2004. Delta Partners LLC, Charles Jobson and Christopher Argyople each reported that they had shared voting and dispositive power with respect to 696,800 shares. Prism Offshore Fund Ltd. reported that it had shared voting and dispositive power with respect to 424,319 shares.

[5]	The address of the principal offices of JB Capital Partners, L.P. is 5 Evan Place, Armonk, New York 10504. Based solely upon information contained in a Schedule 13D jointly filed by JB Capital Partners, L.P. and Alan W. Weber on December 29, 2003. JB Capital Partners, L.P. reported that it had shared voting and dispositive power with respect to 506,200 shares. Alan W. Weber reported that he had sole voting and dispositive power with respect to 35,000 shares and shared voting and dispositive power with respect to 506,200 shares.

[6]	The address of the principal offices of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102. Based upon information contained in a Schedule 13G filed by Prudential Financial, Inc. on February 10, 2004, consisting solely of warrants which are exercisable for 467,126 shares of Common Shares, as adjusted as required by anti-dilution provisions of the warrant in connection with the March 30, 2004 refinancing and recapitalization transaction.

Compensation Committee Interlocks and Insider Participation

       None of the members of the Compensation Committee is an officer or employee, or former officer or employee of Corrpro. No interlocking relationship exists between the members of Corrpro’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

Certain Relationships and Related Transactions

       On March 30, 2004, Corrpro completed a refinancing and recapitalization pursuant to which CPI purchased 13,000 shares of Series B Preferred Stock and a warrant with a nominal exercise price to acquire 12,113,744 shares of Common Shares for an aggregate cash consideration of $13.0 million. In connection with the refinancing and recapitalization transaction, Wingate Affiliates III, L.P. and Wingate Management Limited III, LLC (“WML”) affiliates of CPI, received a closing fee of $17,128 and $407,872, respectively. The Series B Preferred Stock has the right to vote fifty-one percent (51%) of the voting power of the Common Shares of Corrpro and to elect a majority of Corrpro’s Board of Directors. Each of Messrs. Applebaum, Decker, Johnson and Reed is a Principal and Manager of WML, Messrs. Applebaum, Johnson and Reed serve as directors of Corrpro. In addition, ACAS is a member of CPI.

      In connection with its refinancing and recapitalization plan, on March 30, 2004 pursuant to a note and equity purchase agreement Corrpro issued to ACAS $14.0 million in senior secured subordinated notes and warrants to acquire 3,936,967 shares of Common Shares at a nominal exercise price. ACAS also received a closing fee of $60,000 in connection with the refinancing and recapitalization transaction. Mr. MacDowell, a nominee for director of Corrpro, is a Principal of ACAS.

      In addition, on March 30, 2004, Corrpro entered into a services agreement with Wingate Partners, an affiliate of CPI. Wingate Management Company III, L.P. (“WMC”) is the

general partners of Wingate Partners. WML is the general partner of WMC. Each of Messrs. Applebaum, Decker, Johnson and Reed is a Principal and Manager of WML. Messrs. Applebaum, Johnson and Reed serve as directors of Corrpro. The services agreement provides that Wingate Partners agrees to consult with the Board of Directors in such a manner and on such business and financial matters as would be reasonably requested from time to time by the Board, including financial advisory, management advisory, strategic planning, monitoring and other related services, in exchange for which Corrpro will pay an annual non-refundable services fee of $400,000 payable quarterly in advance, to such persons designated by Wingate Partners. In lieu of paying any quarterly installment of the services fee in cash, Corrpro may, at its option, or if Corrpro is restricted from paying any such quarterly installment in cash under, or the Board determines that payment of such quarterly installment in cash would result in a default under, the terms of our new senior secured credit facility or senior secured subordinated notes, delay payment and accrue any unpaid portion of the services fee, without interest. The services agreement will have an initial term of eight (8) years, which term will automatically renew for successive one year periods thereafter unless either party notifies the other of its desire to terminate the services agreement.

Code of Conduct and Code of Ethics

       Corrpro has adopted a Code of Conduct applicable to all directors, officers and employees of the company. In addition, Corrpro has adopted a Code of Ethics for Senior Financial Officers, applicable to the Chief Executive Officer, the Chief Financial Officer, the Controller, and any other person performing similar functions. The Code of Ethics is available at Corrpro’s website at www.corrpro.com. Any amendments to the Code of Ethics, and any waivers of its provisions with respect to the Chief Executive Officer, the Chief Financial Officer, the Controller, and any other person performing similar functions, will be posted on Corrpro’s website at www.corrpro.com.

Audit Committee Report

       The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by AMEX rules. Mr. Restivo, who resigned as an employee of Corrpro in January 2001, was continuing as a member of the Audit Committee pursuant to the override provision of the AMEX rules until February 2004, at which time he became an independent director as defined by the AMEX rules.

      The Audit Committee has adopted a written charter, which has been approved by the Board of Directors and is attached as Appendix B to this proxy statement. The charter is also available at Corrpro’s website at www.corrpro.com. The Audit Committee has reviewed and discussed Corrpro’s audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP (“KPMG”), Corrpro’s independent auditors for 2003 and 2004, are responsible for expressing an opinion on the conformity of Corrpro’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). KPMG has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG the firm’s independence. The

Audit Committee also considered whether KPMG’s provision of non-audit services to Corrpro and its affiliates is compatible with KPMG’s independence.

      Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Corrpro’s Annual Report on Form 10-K/ A for the year ended March 31, 2003, and Corrpro’s Annual Report on Form 10-K for the year ended March 31, 2004, for filing with the SEC.

Respectfully submitted,

Audit Committee:
C. Richard Lynham, Chairman
Neal R. Restivo
Warren F. Rogers

Independent Auditors

       Corrpro is incorporated in Ohio, which does not require approval by shareholders of the selection of independent auditors. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. KPMG acted as independent auditors for Corrpro for fiscal years 2003 and 2004. The Board of Directors has yet to make a determination as to the independent auditors who will audit Corrpro’s financial statements for fiscal year 2005.

      Fees paid to KPMG for fiscal years 2003 and 2004 were as follows:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	Other Fees

2004	$486,000	$0	$82,840	$0
2003	$435,000	$0	$84,129	$0

      Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of Corrpro’s annual financial statements and review of the interim financial statements included in quarterly reports, as well as services that are normally provided by KPMG in connection with statutory and regulatory filings.

      Audit-related Fees. Audit-related fees generally include fees for assurance and related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, and consultation regarding financial accounting and reporting standards.

      Tax Fees. Tax fees include fees for tax compliance and tax advisory and consulting services. The services for the fees disclosed under this category include tax return preparation and technical tax advice provided to Corrpro’s International operations.

      Consistent with its charter, the Audit Committee reviews and pre-approves all audit and non-audit services. The Audit Committee may delegate this responsibility to one or more designated members of the Audit Committee, provided that any pre-approvals so delegated are reported to the Audit Committee at its next regularly scheduled meeting.

Voting Procedures/ Revoking Your Proxy

       You may vote by mail by following the directions provided in the proxy card, or in person at the meeting. To vote by mail, complete, date and sign your proxy card – or your broker’s voting instruction card if your shares are held by your broker – and return it in the enclosed postage-prepaid envelope. If your proxy card includes instructions for voting by telephone or the Internet, you may vote by telephone or the Internet by following those instructions.

      You will be electing four (4) of the members of Corrpro’s Board of Directors. To be elected, these directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. The holders of a majority of the voting power of the outstanding shares of Common Shares and Series B Preferred Stock on the Record Date, present in person or by proxy, will constitute a quorum at the Annual Meeting. All other matters submitted to you at the meeting, including the approval of the 2004 Plan, will be decided by a majority of the votes cast on the matter, provided a quorum exists.

      Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum for that matter, and their proxies will not affect determination of a plurality. Abstentions, however, will not count towards achievement of a majority.

      A proxy statement and proxy card is being sent to participants who own Common Shares through our 401(k) retirement savings plan and our employee stock purchase plan. The proxy serves as a voting instruction for your plan shares. For our 401(k) plan, if you do not vote your shares, the plan trustee will vote them on your behalf. For the employee stock purchase plan, if you do not vote your shares, they will remain unvoted at the Annual Meeting.

      The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted FOR the agenda items noted on the first page of this proxy statement.

      You can change your mind after sending in a proxy, until the meeting, by following these procedures:

      Your proxy may be revoked if you:

•	Deliver a signed, written revocation letter, dated later than the proxy, to John D. Moran, Secretary, at 1090 Enterprise Drive, Medina, Ohio 44256;

•	Deliver a signed proxy, dated later than the first one, to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572; or

•	Attend the meeting and vote in person or by proxy.

      Attending the meeting alone will not revoke your proxy.

Policy Regarding Shareholder Communications

with the Board of Directors

       Shareholders may contact Corrpro’s directors, a committee of the Board, the Board’s non-management directors as a group or the Board generally, by writing to them at Corrpro Companies, Inc., 1090 Enterprise Drive, Medina, Ohio 44256. Shareholder communications received in this manner will be processed in accordance with procedures approved by the Board’s independent directors.

      Communications from an employee or agent of Corrpro will be considered shareholder communications under this policy if made solely in his or her capacity as a shareholder.

Communications from a director or officer of Corrpro shall not be deemed shareholder communications under this policy.

      Proposals submitted by shareholders for inclusion in Corrpro’s annual proxy statement, and proposals submitted by shareholders for presentation at Corrpro’s annual shareholders meeting but not in Corrpro’s proxy statement, will not be considered shareholder communications under this policy, and will be handled by our Secretary.

Submission of Shareholder Proposals

       Pursuant to regulations of the SEC, in order to be included in the proxy solicitation statement for our 2005 Annual Meeting of Shareholders, shareholder proposals must be received at our principal offices, 1090 Enterprise Drive, Medina OH 44256 Attention: Secretary, by no later than April 1, 2005, and must comply with additional requirements established by the SEC. In addition, Section 3.3 of our Code of Regulations provides generally that no proposal, resolution, amendment to any proposal or resolution, or nomination, other than procedural matters relating to the conduct of the meeting, may be considered at a meeting of our shareholders unless that matter has been set forth in a proxy or information statement furnished to our shareholders in connection with the meeting in compliance with the Securities and Exchange Act of 1934, as amended.

      Our Secretary must receive proposals not to be included in the proxy statement for the 2005 annual meeting no later than June 15, 2005 assuming that the 2005 annual meeting occurs on or within 30 days of August 26, 2005. Our proxy for the 2005 annual meeting will grant discretionary authority to persons named therein with respect to any such matter of which we do not receive notice by June 15, 2005.

Other Business

       The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

      A copy of Corrpro’s Fiscal 2004 Annual Report on Form 10-K filed with the SEC is contained within the enclosed annual report. Copies may be obtained by shareholders, without charge, upon written request to Investor Relations, Corrpro Companies, Inc., 1090 Enterprise Drive, Medina, Ohio 44256. You may also obtain our SEC filings through the Internet www.sec.gov or at our website at.

By order of the Board of Directors.

John D. Moran
Secretary

July 29, 2004

Please Vote — Your Vote is Important

Appendix A

2004 LONG-TERM INCENTIVE PLAN
OF CORRPRO COMPANIES, INC.

     The 2004 Long-Term Incentive Plan of Corrpro Companies, Inc. (the “Plan”) was adopted by the Board of Directors of Corrpro Companies, Inc., an Ohio corporation (the “Company”), effective as of June 10, 2004, subject to approval by the Company’s stockholders.

ARTICLE 1
PURPOSE

     The purpose of the Plan is to attract and retain the services of key employees, key consultants, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will:

     (a) increase the interest of such persons in the Company’s welfare;

     (b) furnish an incentive to such persons to continue their services for the Company; and

     (c) provide a means through which the Company may attract able persons as Employees, Consultants and Outside Directors.

     With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

     For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     2.1 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Reload Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

     2.2 “Award Agreement” means a written agreement between a Participant and the Company that sets out the terms of the grant of an Award.

     2.3 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

     2.4 “Board” means the board of directors of the Company.

     2.5 “Change in Control” means the occurrence of the event set forth in any one of the following paragraphs:

     (i) any acquisition of securities by any Person who, after such acquisition, becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person, any securities acquired directly from the Company or its Affiliates) representing fifty-one percent (51%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person (a) who, together with its Affiliates, beneficially owned securities representing fifty-one percent (51%) or more of the combined voting power of the Company’s then outstanding securities prior to such acquisition, or (b) who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (ii) below; or

     (ii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person, any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing at least 50% or more of the combined voting power of the Company’s then outstanding securities (other than such Persons who beneficially owned in excess of such percentage prior to such merger or consolidation); or

     (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding any provision to the contrary herein, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan if a Person transfers or distributes any securities of the Company or any or all of its assets to any of its Affiliates, subsidiaries, parents, stockholders, members or other interest holders.

     For purposes hereof:

     “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

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     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     2.6 “Code” means the Internal Revenue Code of 1986, as amended.

     2.7 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 hereof.

     2.8 “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

     2.9 “Company” means Corrpro Companies, Inc., an Ohio corporation, and any successor entity.

     2.10 “Consultant” means any person performing advisory or consulting services for the Company or a Subsidiary, with or without compensation, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

     2.11 “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

     2.12 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

     2.13 “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

     2.14 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

     2.15 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

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     2.16 “Fair Market Value” means, as of a particular date (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

     2.17 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

     2.18 “Incentive” is defined in Section 2.1 hereof.

     2.19 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

     2.20 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

     2.21 “Option Price” means the price that must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

     2.22 “Other Award” means an Award issued pursuant to Section 6.10 hereof.

     2.23 “Outside Director” means a director of the Company (i) who is not an Employee or a Consultant and (ii) who has not provided written notice to the Company declining to be an Outside Director for purposes of the Plan during the period specified by such person.

     2.24 “Participant” means an Employee, Consultant or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

     2.25 “Plan” means this 2004 Long-Term Incentive Plan of Corrpro Companies, Inc., as amended from time to time.

     2.26 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.8 hereof.

     2.27 “Performance Goal” means any of the goals set forth in Section 6.11 hereof.

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     2.28 “Reload Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 9.3(c) hereof.

     2.29 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

     2.30 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 hereof which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

     2.31 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.7 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

     2.32 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

     2.33 “SAR” or “Stock Appreciation Right” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

     2.34 “SAR Price” means the exercise price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

     2.35 “Stock Option” means a Nonqualified Stock Option, a Reload Stock Option or an Incentive Stock Option.

     2.36 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

     2.37 “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Consultant of the Company or a Subsidiary ceases to serve as a Consultant of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes a an Outside Director or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.

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     2.38 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

ARTICLE 3
ADMINISTRATION

     Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than three persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

     If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, membership on the Committee shall be limited to those members of the Board who are “outside director” under Section 162(m) of the Code and/or a “non-employee director” as defined in Rule 16b-3 promulgated under the 1934 Act. In the event no member of the Committee is an “outside director” under Section 162(m) of the Code and/or a “non-employee director” as defined in Rule 16b-3 promulgated under the 1934 Act, the Committee may appoint one or more of the other members of the Board to the Committee who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act in substitution for the current members of the Committee for purposes of satisfying the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

     The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

     The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

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     The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, any function relating to a Reporting Participant or a covered employee (as defined in Section 162(m) of the Code) shall be performed solely by the Committee.

     With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

     Any Employee (including an Employee who is also a director or an officer), any Consultant or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Consultant or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

     5.1 Number Available for Awards. Subject to adjustment as provided in Articles 12 and 14 hereof, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 4,542,654 shares; provided, however, that such number of shares shall be reduced by the Committee from time to time, to the extent necessary, by the total number of shares of Common Stock issued after March 30, 2004, or then currently issuable, upon the exercise of options or rights granted to directors, officers or employees of the Company under any other existing or future option plans of the Company. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

     5.2 Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the

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event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash.

ARTICLE 6
GRANT OF AWARDS

     6.1 In General.

     (a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

     (b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

     (c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

     6.2 Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may be less than, equal to, or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

     6.3 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant)

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of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

     6.4 Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan. The provisions of Restricted Stock need not be the same with respect to each Participant.

     (a) Legend on Shares. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 16.9 hereof.

     (b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

     (i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee, commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

     (ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed in such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form

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satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

     (iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 13 hereof, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

     (iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

     6.5 SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. The exercise price of any SAR shall in no event be less than the Fair Market Value of the Shares at the time of the grant.

     6.6 SAR Price. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant.

     6.7 Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

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     6.8 Performance Awards.

     (a) The Committee may grant Performance Awards to any Participant upon such terms and conditions as shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee, as it deems equitable, may modify the performance measures or objectives and/or the performance period. However, the Committee may not, in any event, increase the number of shares of Common Stock earned by any Executive Officer upon satisfaction of any Performance Goal.

     (b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

     6.9 Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

     6.10 Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

     6.11 Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes,

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depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable pursuant to an Award to an individual upon the attainment of a Performance Goal.

     6.12 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock

     6.13 Maximum Individual Grants. No Participant may receive Awards covering an aggregate of more than 500,000 shares of Common Stock during any fiscal year of the Company.

ARTICLE 7
GRANTS OF OPTIONS TO OUTSIDE DIRECTORS

     The Committee must grant Nonqualified Stock Options to Outside Directors as follows: (i) on the date when an individual first becomes an Outside Director, the Committee shall grant such individual a Nonqualified Stock Option for 10,000 shares of Common Stock immediately upon becoming an Outside Director; and (ii) on September 30th of each calendar year, the Committee shall grant 7,500 shares of Common Stock to each Outside Director who (y) was not first elected to serve on the Board within the twelve (12) months immediately preceding such date, and (z) is serving as an Outside Director of the Company on such date and the day immediately following such date. If the number of shares of Common Stock available for grant under the Plan on a scheduled Date of Grant is insufficient to make all automatic grants required to be made under this Article 7 on such date, then each eligible Outside Director shall receive a Nonqualified Stock Option for a pro rata number of the remaining shares available under the Plan; provided, however, that if such proration results in fractional shares, then such fractional shares shall be rounded down to the nearest number of whole shares. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option granted pursuant to this Article 7 shall be equal to the Fair Market Value of the share on the Date of Grant.

     The grant of a Nonqualified Stock Option pursuant to this Article 7 shall be evidenced by an Award Agreement setting forth the total number of shares of Common Stock subject to the Award, the Option Price, and the maximum term of the Award, the Date of Grant, and such other terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with the Participant after the issuance of the Award.

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ARTICLE 8
AWARD PERIOD; VESTING

     8.1 Award Period. Subject to the other provisions of this Plan and the terms of the Award Agreement, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service as provided in the Award Agreement. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

     8.2 Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

ARTICLE 9
EXERCISE OF INCENTIVE

     9.1 In General. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth in the Award Agreement

     9.2 Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

     9.3 Exercise of Stock Option.

     (a) In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

     (b) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least

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three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares to the broker as collateral for a loan from the broker and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option with an Option Price equal to the value of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

     (c) Reload Stock Options. In the event that shares of Common Stock are delivered by a Participant in payment of all or a portion of the exercise price of a Stock Option as set forth in Section 9.3(b) hereof and/or shares of Common Stock are delivered to or withheld by the Company in satisfaction of the Company’s tax withholding obligations upon exercise in accordance with Section 16.6 hereof, then, subject to Article 10 hereof, the Committee may authorize the automatic grant to a Participant so exercising a Nonqualified Stock Option, a replacement Nonqualified Stock Option, and to a Participant so exercising an Incentive Stock Option, a replacement Incentive Stock Option (in either case, a “Reload Stock Option”), to purchase that number of shares so delivered to or withheld by the Company, as the case may be, at an option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise of the original Stock Option (subject to the provisions of the Plan regarding Incentive Stock Options and, in any event not less than the par value per share of the Common Stock). The option period for a Reload Stock Option will commence on its Date of Grant and expire on the expiration date of the original Stock Option it replaces (subject to the provisions of the Plan regarding Incentive Stock Options), after which period the Reload Stock Option cannot be exercised. The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised. A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six (6) months from its Date of Grant. It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a stock option agreement shall be delivered to the Participant and executed by the Participant and the Company which sets forth the total number of shares subject to the Reload Stock Option, the option exercise price, the option period of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.

     (d) Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the

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condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

     (e) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited at the election, and in the sole discretion of, the Company.

     9.4 SARs. Subject to the conditions of this Section 9.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement, on the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, and subject to the terms of the Award Agreement, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

     9.5 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 10
AMENDMENT OR DISCONTINUANCE

     Subject to the limitations set forth in this Article 10, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan without the consent of the affected Participant (except as otherwise provided by this Article 10) and without a written amendment to each Participant’s Award Agreement, notwithstanding

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any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 10 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 11
TERM

     The Plan shall be effective from the date that this Plan is approved by the Board; provided, however, that the adoption of the Plan by the Company and the award of any Incentive hereunder shall be subject to and conditioned upon the Company’s stockholders’ approval of the Plan. Unless sooner terminated by action of the Board, the Plan will terminate on June 10, 2014, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 12
CAPITAL ADJUSTMENTS

     In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock (excluding the issuance of Common Stock upon the exercise of previously existing warrants to purchase such Common Stock) such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of the (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per Participant limitation under Section 6.13 of the Plan; (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4 hereof, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

     Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Participant of its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.

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ARTICLE 13
RECAPITALIZATION, MERGER AND CONSOLIDATION; CHANGE IN CONTROL

     13.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     13.2 Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 13.4 hereof, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

     13.3 Exchange of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 13.4 hereof, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

     13.4 Cancellation of Incentives. Notwithstanding the provisions of Sections 13.2 and 13.3 hereof, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

     (a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares and, permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

     (b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion may include some or all of those shares in the calculation of the amount

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payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

     (c) An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 13.4(a) hereof.

ARTICLE 14
LIQUIDATION OR DISSOLUTION

     Subject to Section 13.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 15
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES

     Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees or directors of a corporation, partnership, or limited liability company who become or are about to become Employees or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 16
MISCELLANEOUS PROVISIONS

     16.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted

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or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

     16.2 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

     16.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

     16.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

     16.5 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     16.6 Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 16.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The

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Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

     16.7 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 16.7 that is not required for compliance with Section 422 of the Code.

     Except as otherwise provided herein, any Incentives granted hereunder may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 16.7, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

     Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 14 and 16 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 16.7.

     16.8 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

     16.9 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

     On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

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     On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain 2004 Long-Term Incentive Plan of Corrpro Companies, Inc., a copy of which is on file at the principal office of the Company in Medina, Ohio. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

     The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

     A copy of this Plan shall be kept on file in the principal office of the Company in Medina, Ohio.

***************

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     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of /   June 10   / 2004, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

CORRPRO COMPANIES, INC.

	By:	/s/ Joseph P. Lahey

Joseph P. Lahey, CEO and President

Attest:

/s/ John D. Moran

John D. Moran, Secretary

d-1242864.4

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Appendix B

CORRPRO COMPANIES INCORPORATED
AUDIT COMMITTEE CHARTER

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

1)	Provide an open avenue of communication between the independent accountants, management, and the board of directors.

2)	Review the committee’s charter annually, and update as necessary.

3)	Engage the independent accountants, review the compensation of the independent accountants, and review and approve any discharge of the independent accountants.

4)	Consider that the outside auditor is ultimately accountable to the Board of Directors and Audit Committee, provided that the outside auditor reports directly to the Audit Committee in accordance with applicable regulations and standards in effect from time to time.

5)	Confirm and assure the independence of the independent accountant.

6)	Ensure that the independent accountant submits on a periodic basis to the audit committee a formal written statement delineating all relationships between the accountant and the company.

7)	Engage in a dialog with the independent accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant and recommending to the board of directors the appropriate action in response to such report.

8)	Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

9)	Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

10)	Consider and review with the independent accountant:
a)	The adequacy of the company’s internal controls including computerized information system controls and security.
b)	Any related significant findings and recommendations of the independent accountant together with management’s responses thereto.

Audit Committee Charter

11)	Review with management and the independent accountant at the completion of the annual examination:
a)	The company’s annual financial statements and related footnotes.
b)	The independent accountant’s audit of the financial statements and his or her report thereon.
c)	Any significant changes required in the independent accountant’s audit plan.
d)	Any serious difficulties or disputes with management encountered during the course of the audit.
e)	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

12)	Recommend to the board of directors whether the audited financial statements should be included in the company’s annual filing in accordance with applicable regulations and standards in effect from time to time.

13)	Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

14)	Meet with the independent accountant and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

15)	Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

16)	Prepare the report from the Committee that the SEC requires be included in the company’s annual proxy statement.

17)	Monitor compliance with the following orders issued from the Securities and Exchange Commission under the Securities Exchange Act of 1934:
a)	the cease and desist order contained in Release No. 40476 dated September 24, 1998; and
b)	the 2004 Consent and Final Judgment in Case No. 1:04CV0085 issued by the United States District Court, Northern District of Ohio, Eastern Division.

18)	The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the retained advisors.

Audit Committee Charter

19)	Establish and review procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing.

20)	Review and pre-approve both audit and non-audit services to be provided by the independent accountant. This responsibility may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting.

21)	The committee shall meet on at least a quarterly basis or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

22)	The committee will perform such other functions as assigned by law, the company’s Articles of Incorporation or Code of Regulations, or the board of directors.

The membership of the audit committee shall consist of at least three independent members of the board of directors who are financially literate, and otherwise comply with applicable regulations and standards in effect from time to time. The board of directors may determine that one or more of the Audit Committee members qualify as an “audit committee financial expert” (as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Act of 1934). The members shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CORRPRO COMPANIES, INC

1090 ENTERPRISE DRIVE – MEDINA, OHIO 44256
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL SHAREHOLDERS MEETING
TO BE HELD ON AUGUST 26, 2004

     The undersigned hereby appoints Robert M. Mayer and John D. Moran, or either of them, each with full power of substitution, attorney and proxy (the “Proxies”) for and in the name and place of the undersigned, to vote all of the shares of common stock, without par value (“Shares”), of Corrpro Companies, Inc., which the undersigned could vote if personally present at the Annual Shareholders Meeting to be held on August 26, 2004, beginning at 10:00 A.M. local time, at the Holiday Inn Select, 15471 Royalton Road, Strongsville, Ohio 44136, or at any adjournment or postponement thereof, upon the proposals set forth below and as described in the proxy statement for such meeting and, in their discretion, upon all matters incident to the conduct of the Annual Shareholders Meeting and such other matters as may properly be brought before the Annual Shareholders Meeting.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	Election of Directors, Nominees:	☐	☐	☐
JOSEPH P. LAHEY, JEFFREY N. MACDOWELL, WILLIAM R. SEELBACH, STANFORD SPRINGEL

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Approval of 2004 Long-Term Incentive Plan of Corrpro Companies, Inc. (the “2004 Plan”):	☐	☐	☐

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED, TO THE EXTENT NO DIRECTIONS ARE GIVEN, THEY WILL BE VOTED “FOR” THE BOARD NOMINEES AND APPROVAL OF THE 2004 PLAN, AND, IN THE DISCRETION OF THE PROXIES, UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

     This signed Proxy revokes all proxies previously given by the undersigned to vote at the Annual Shareholders Meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Shareholders Meeting and the Proxy Statement relating to the Annual Shareholders Meeting.

é  Detach above card, sign, date and mail in postage paid envelope provided.  é

CORRPRO COMPANIES, INC
World Headquarters
1090 Enterprise Drive
Medina, OH 44256
Tel: 330/723-5082 – Fax: 330/723-0694
http://www.corrpro.com

     Please sign exactly as your name(s) appear(s) on this Proxy. When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.